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                                                                   Exhibit 10.29

                          INVESTMENT ADVISORY AGREEMENT

          This Investment Advisory Agreement (this "Agreement") is made as of the 1st day of July, 1999 ("Effective Date"), by and between Allstate Insurance Company, an Illinois insurance company ("Allstate") and Intramerica Life Insurance Company, a New York insurance company ("ILIC").

          WHEREAS, ILIC is an indirect subsidiary of Allstate; and

          WHEREAS, Allstate has extensive experience in the management of portfolios of insurance companies; and

          WHEREAS, Allstate and ILIC desire to contract for the rendering of investment advisory services and advice by Allstate to ILIC with respect to the investment portfolio maintained by ILIC, subject to the terms and conditions hereinafter set forth; and

          WHEREAS, Allstate and ILIC contemplate that such an arrangement will achieve certain operating economies and improve services to the benefit of Allstate, ILIC, and ILIC's insureds; and

          WHEREAS, Allstate and ILIC wish to assure that all charges for services incurred hereunder are reasonable; and

          WHEREAS, Allstate and ILIC wish to identify the services to be rendered to ILIC by Allstate and to provide a formula for determining the charges to be made to ILIC;

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          NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein, and intending to be legally bound hereby, Allstate and ILIC agree as follows.

     1. APPOINTMENT. ILIC hereby appoints Allstate as the investment advisor and manager of its investment assets (the "Account") and grants Allstate the power and authority to advise, manage, and direct the investment and reinvestment of the assets of the Account for the period and on the terms and conditions set forth in this Agreement, subject to the supervision of the Board of Directors of ILIC (the "Board"). Such activities shall be conducted subject to and in accordance with the investment objectives, restrictions, and strategies set forth in Exhibit A attached hereto, in investment objectives that are not inconsistent with Exhibit A that are adopted by the Board, and in accordance with such other limitations and guidelines that are not inconsistent with Exhibit A as may be established from time to time for the Account by the Board (such investment objectives, restrictions, strategies, limitations, and guidelines herein referred to collectively as the "Investment Guidelines"). Allstate hereby accepts such responsibility and agrees during such period to render the services and to assume the obligations herein set forth.

     2. ALLSTATE AS AGENT. ILIC shall retain responsibility, authority and control with respect to the management and investment of the Account and shall supervise the activities of

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Allstate with respect to the Account. Subject to the foregoing and to the
Investment Guidelines, Allstate shall, for purposes of this Agreement, be granted and exercise full investment discretion and authority in buying, selling or otherwise disposing of or managing the investment of the assets held in the Account and in the performance of the services rendered hereunder, and shall do so as ILIC's agent only. ILIC hereby authorizes Allstate to exercise all such powers with respect to the assets of the Account as may be necessary or appropriate for the performance by Allstate of its obligations under this Agreement, subject to the supervision of the Board and the limitations contained herein. All investments made by Allstate on behalf of ILIC shall be in those classes of investments prescribed by Section 1405 of the New York Insurance Law or as otherwise permitted ILIC by law; provided, however, that nothing contained herein shall authorize Allstate to purchase or dispose of on ILIC's behalf without ILIC's prior written approval any mortgages or any interest in real property.

     3. INVESTMENT ADVISORY SERVICES. In furtherance of the foregoing, and in carrying out its obligations to manage the investment and reinvestment of the assets in the Account, Allstate shall, as appropriate and consistent with the Investment Guidelines:

          (a) perform research and obtain and evaluate such information relating to the economics, industries,

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          businesses, markets and new investment structures, techniques, practices, and financial data as Allstate deems appropriate in its discharge of its duties under this Agreement;

          (b) consult with and furnish to the Board recommendations with respect to overall investment strategies for the Account;

          (c) seek out and implement specific investment opportunities, consistent with such overall investment strategies approved by the Board, including making and carrying out day-to-day decisions to acquire or dispose of permissible investments, managing the investment of the assets of the Account, and providing or obtaining such services as may be necessary in managing, acquiring or disposing of investments;

          (d) regularly report to the Board with respect to the implementation of investment strategies and any other activities in connection with management of the Account's assets, including furnishing to the Board, within 15 days after the end of each quarter, a summary of investment activity during the quarter, and a schedule of investments and other assets of the Account as of the end of the quarter;

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          (e)  maintain all required accounts, records, memoranda, instructions or authorizations relating to the acquisition or disposition of investments for the Account;

          (f) determine the securities to be purchased or sold by the Account and place orders either directly with the issuer, with any broker-dealer or underwriter that specializes in the securities for which the order is made, or with any other broker or dealer that Allstate selects; and

          (g) perform the services hereunder in a manner consistent with investment objectives and policies of ILIC as detailed in the Investment Guidelines, as amended from time to time, and in compliance with the provisions of the New York Insurance Law, as amended.

     4. ALLOCATION OF BROKERAGE. Allstate is authorized in its sole discretion to select the brokers or dealers that will execute the purchases and sales of securities for the Account. In making such selection, Allstate shall use its best efforts to obtain for the Account the most favorable net price and execution available taking into account all appropriate factors, including price, dealer spread or commission, if any, and size and difficulty of the transaction.

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          If, in the judgment of Allstate, ILIC should be benefitted by supplemental investment research, Allstate is authorized, but not obligated, to select brokers or dealers on the basis of research information, materials, or service furnished by them to Allstate to use in supplementing Allstate's own information and in making investment decisions for the Account. The expenses of Allstate and the charges to ILIC may not necessarily be reduced as a result of receipt of such supplemental information. Subject to the above requirements, nothing shall prohibit Allstate from selecting brokers or dealers with which it or ILIC are affiliated.

     5. SERVICE TO OTHER CLIENTS. ILIC acknowledges that Allstate may perform services for clients other than ILIC which are similar to the services to be performed pursuant to this Agreement, and that Allstate is free to do so provided that its services pursuant to this Agreement are not in any way impaired. ILIC agrees that Allstate may provide investment advice to any of its other clients that may differ from advice given to ILIC, or take action with respect to assets owned by it or its other clients that may differ from the action taken with respect to the Account and/or assets held therein, so long as Allstate, to the extent reasonable and practicable, allocates investment opportunities to the Account on a fair and equitable basis relative to Allstate's other clients. It is understood that Allstate shall have no obligation to purchase or sell, or to recommend for purchase or sale for the Account, any security,

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which Allstate, its affiliates, employees or agents may purchase or sell for its or their own accounts or for the account of any other client, if, in the opinion of Allstate, such transaction or investment appears unsuitable, impractical or undesirable for the Account. It is agreed that Allstate may use any supplemental investment research obtained for the benefit of ILIC in providing investment advice to its other clients or its own accounts. Conversely, such supplemental information obtained by the placement of business for Allstate or other entities advised by Allstate will be considered by and may be useful to Allstate in carrying out its obligations to ILIC.

     6. ALLOCATION OF TRADES. It is acknowledged that securities held by ILIC may also be held by separate investment accounts or other funds for which Allstate may act as a manager or by Allstate or its other affiliates. If purchases or sales of securities for ILIC or other entities for which Allstate or its affiliates act as investment manager arise for consideration at or about the same time, ILIC agrees that Allstate may make transactions in such securities, insofar as feasible, for the respective entities in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of Allstate during the same period may increase the demand for securities being purchased or the supply of securities being sold, ILIC recognizes that there may be an adverse effect on price.

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          It is agreed that, on occasions when Allstate deems the purchase or sale of a security to be in the best interests of ILIC as well as other accounts or companies, it may, to the extent permitted by applicable laws and regulations, but will not be obligated to, aggregate the securities to be so sold or purchased for ILIC with those to be sold or purchased for other accounts or companies in order to obtain favorable execution and lower brokerage commissions. In that event, allocation of the securities purchased or sold, as well as the expenses incurred in the transaction, will be made by Allstate in the manner it considers to be most equitable and consistent with its obligations to ILIC and to such other accounts or companies. ILIC recognizes that in some cases this procedure may adversely affect the size of the position obtainable for ILIC.

     7. CONTRACTS; AUTHORIZED SIGNATORIES. Allstate shall have the full power, right and authority, as ILIC's agent, in accordance with this Agreement and the Investment Guidelines, to negotiate, apply for, enter into, execute, deliver, amend, modify and/or terminate legal documents of every kind and nature relating to or required by the investment of the assets of the Account. All such documents may be entered into in ILIC's name or in Allstate's name (as agent for ILIC), as Allstate shall determine, and all such documents shall be legally binding on ILIC. Those certain employees and officers of Allstate who are authorized to execute transactions and sign documentation pursuant to the Policies and Procedures and Investment guidelines

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adopted by the Investment Committee of Allstate, as they may be amended from time to time, shall also be authorized to the same extent to execute transactions and sign documentation on behalf of ILIC and/or Allstate in connection with transactions entered into on behalf of the assets of the Account pursuant to this Agreement.

     8. COMPLIANCE WITH LEGAL REQUIREMENTS. Allstate shall make all reasonable efforts to comply with and cause to be complied with all applicable laws, rules, and regulations of the State of New York, and any federal, state or municipal authority governing this Agreement, the services rendered hereunder, the Account and the assets held therein. Without limiting the foregoing, Allstate shall comply with all securities laws and other laws applicable to the services provided under this Agreement.

     9. TRANSACTION PROCEDURES. The assets of the Account are or will be held in custody in the State of New York by the bank custodian(s) appointed by ILIC from time to time. Allstate shall not act as custodian for the assets of the Account and shall not under any circumstances have or be deemed to have ownership, custody or physical control of any of the assets of the Account. Allstate may, however, issue instructions to, and communicate with, the bank custodian for the Account as may be necessary and appropriate in connection with provision of its services pursuant to this Agreement. At the option of Allstate, instructions by

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Allstate to the bank custodian may be made orally or by computer, electronic instruction systems or telecommunications terminals. Allstate will confirm that the bank custodian has effected such instructions either by access to the bank's computerized identification system or by telephonic confirmation. The bank custodian will confirm with Allstate receipt of trade instructions orally or by computer for the Account. Allstate will instruct all brokers, dealers and counterparties executing orders on behalf of the assets of the Account to forward to Allstate and ILIC copies of all confirmations. In the event Allstate receives and collects monies for the account of ILIC, Allstate will not commingle such monies with its own, but will deposit such monies in an appropriate ILIC account.

     10. STANDARD OF PERFORMANCE. Allstate shall discharge its duties hereunder at all times in good faith and with that degree of prudence, diligence, care and skill which a prudent person rendering services as an institutional investment manager and adviser would exercise under similar circumstances. The provisions of this Agreement shall not be interpreted to imply any obligation on the part of Allstate to observe any standard of care other than as set forth in this
Section 10.

     11. RECORDKEEPING. Allstate shall keep and maintain an accurate and detailed accounting of each transaction concerning the assets of the Account and of all receipts, disbursements, and other transactions relating to the purchase and sale transactions

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arising hereunder. All such records shall be kept in accordance with applicable laws and regulations, including, but not limited to, New York Insurance Department Regulation 152. Allstate acknowledges that all such records shall be the property of ILIC and shall be made available, within five (5) business days of a written request, to ILIC, its accountants, auditors or other representatives of ILIC for inspection and/or copying (at ILIC's expense) during regular business hours. In addition, Allstate will provide any materials, reasonably related to the investment advisory services provided hereunder, as may be reasonably requested in writing by the directors or officers of ILIC or as may be required by any governmental agency with jurisdiction thereunder.

     Allstate further agrees to prepare and furnish to ILIC and to other persons designated by ILIC, at such regular intervals and other times as may be specified by ILIC from time to time (a) such balance sheets, income and expense statements and other financial statements and reports, and (b) such other statements, reports and information, in each case regarding the assets of the Account as ILIC shall from time to time reasonably direct.

     In the event of termination for any reason, all such records shall be returned promptly to ILIC, free from any claim or retention of rights by Allstate.

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     12.  LIABILITY OF ALLSTATE. In the absence of Allstate's willful or negligent misconduct (or the willful or negligent misconduct of its officers, directors, agents, employees, controlling persons, shareholders, and any other person or entity affiliated with Allstate or retained by it to perform or assist in the performance of its obligations under this Agreement), neither Allstate nor any of its officers, directors, employees or agents shall be subject to liability to ILIC for any act or omission in the course of, or connected with, rendering services hereunder.

     13. INDEPENDENT CONTRACTOR. Allstate shall for all purposes be deemed to be an independent contractor. Allstate shall have no power or authority to bind ILIC or to assume or create an obligation or responsibility, express or implied, on behalf of ILIC, nor shall it represent to anyone that it has such power or authority, except as expressly provided in this Agreement. Nothing in this Agreement shall be deemed to create a partnership between or among the parties, whether for purposes of taxation or otherwise.

     14. CAPACITY OF PERSONNEL AND STATUS OF FACILITIES. Whenever Allstate utilizes its personnel to perform services for ILIC pursuant to this Agreement, such personnel shall at all times remain employees of Allstate subject solely to its direction and control, and Allstate shall alone retain full liability to such employees for their welfare, salaries, fringe

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benefits, legally required employer contributions, and tax obligations. No facility of Allstate used in performing services for ILIC shall be deemed to be transferred, assigned, conveyed, or leased by performance or use pursuant to this Agreement.

          15. FEES. ILIC agrees to reimburse Allstate for services provided by Allstate to ILIC pursuant to this Agreement. The charge to ILIC for such services shall be at cost. Cost shall mean Allstate's actual costs and expenses fairly attributable to this Agreement.

          Subject to New York Insurance Department Regulation 33, the bases for determining such charges to ILIC shall be those used by Allstate for internal cost distribution including, where appropriate, time records prepared at least annually for this purpose.

          Cost analyses will be made at least annually by Allstate to determine, as closely as possible, the actual cost of services rendered to ILIC hereunder. Allstate shall forward to ILIC the information developed by these analyses, and such information shall be used to develop bases for distribution of expenses which more currently reflect the actual incidence of costs incurred by Allstate on behalf of ILIC.

          The fees provided for in this Section 15 are exclusive of any fees charged or to be charged by any custodian under a separate custody agreement. ILIC agrees that Allstate may direct custodians of the Account to make direct payment of fees due hereunder.

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          16.  PAYMENT. Within thirty (30) days after the end of each month,
Allstate shall submit to ILIC, via an intercompany settlement process, a statement of the amount owed by ILIC for services pursuant to this Agreement in that month, and, unless such amount is disputed by ILIC, ILIC shall pay to Allstate within thirty (30) days following receipt of such statement the amount set forth in the statement.

          If ILIC objects to any determination of the amount owed by ILIC, it shall so advise Allstate within thirty (30) days of receipt of notice of said determination. Unless the parties can reconcile any such objection, they shall agree to the selection of a firm of independent certified public accountants which shall determine the charges properly allocable to ILIC and shall, within a reasonable time, submit such determination together with the basis therefor, in writing to Allstate and ILIC, whereupon such determination shall be binding. The expenses of such a determination by a firm of independent certified public accountants shall be borne equally by Allstate and ILIC.

          17. CONTACT PERSON(S). ILIC and Allstate each shall appoint one or more individuals who shall serve as contact person(s) for the purpose of carrying out this Agreement. Such contact person(s) shall be authorized to act on behalf of their respective parties as to the matters pertaining to this Agreement. Effective upon execution of this Agreement, the initial contact person(s) shall be those set forth in Appendix A.

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Each party shall notify the other, in writing, as to the name, address, and telephone number of any replacement for any such designated contact person.

          18. TERMINATION. This Agreement shall remain in effect until terminated by either Allstate or ILIC upon giving thirty (30) days or more advance written notice. Upon termination, Allstate shall promptly deliver to ILIC all books and records that are, or are deemed by this Agreement to be, the property of ILIC.

          19. SETTLEMENT ON TERMINATION. No later than thirty (30) days after the effective date of termination of this Agreement, Allstate shall deliver to ILIC a detailed written statement for all fees due and not included in any previous statement to the effective date of termination. The amount owed shall be due and payable within thirty (30) days of receipt of such statement.

          20. ASSIGNMENT. This Agreement and any rights pursuant hereto shall not be assignable by either party hereto without the prior written consent of the other party, except as set forth herein or by operation of law. Except as and to the extent specifically provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations, or liabilities, or

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to relieve any person other than the parties hereto, or their respective legal successors, from any obligations or liabilities that would otherwise be applicable. The representations, warranties, covenants, and agreements contained in this Agreement shall be binding upon, extend to and inure to the benefit of the parties hereto, their, and each of their, successors and assigns, respectively.

          21. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in that State without regard to principles of conflict of laws.

          22. CONFIDENTIALITY. ILIC agrees to give Allstate any information in its possession which ILIC deems relevant to the suitability of the investment strategy implemented by Allstate, including information on ILIC's liabilities, whether this information becomes known before or after the adoption of the strategy. Allstate shall keep any information it obtains about ILIC's business or investment objectives and results in confidence.

          23. ARBITRATION. An unresolved dispute or difference between the parties arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American

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Arbitration Association and the Expedited Procedures thereof. The award rendered by the arbitrator shall be final and binding upon the parties, and judgment upon the award may be entered in any court having jurisdiction thereof. The arbitration shall take place in New York, New York.

          24. NOTICE. All notices, statements, or requests provided for hereunder shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, as first class certified or registered mail, postage prepaid, overnight courier service, telex or telecopier, addressed

          (a)  If to Allstate, to:

                    Allstate Insurance Company
                    3075 Sanders Road
                    Northbrook, Illinois 60062-7127
                    Attention: Investment Law (Suite G5A)
                    Phone: (847) 402-6146
                    Facsimile: (847) 402-6649

          with concurrent copy to:

                    Allstate Insurance Company
                    3075 Sanders Road
                    Northbrook, Illinois  60062-7127
                    Attention: Investment Department (Suite G3A)
                    Phone: (847) 402-7633
                    Facsimile: (847) 402-3092

          (b)  If to ILIC, to:

                    Intramerica Life Insurance Company
                    c/o Charter National Life Insurance Company
                    8301 Maryland Avenue
                    St. Louis, Missouri  63101
                    Attention: Sales Miller
                    Phone: (314) 451-4526
                    Facsimile: (847) 725-7191

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or to such other persons or places as each party may from time to time designate by written notice sent as aforesaid.

          25. ENTIRE AGREEMENT. This Agreement, together with such amendments as may from time to time be executed in writing by the parties, constitutes the entire agreement and understanding between the parties in respect of the transactions contemplated hereby.

          26. SECTION HEADINGS. Section headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          27. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers duly authorized to do so, as of the date and year first above written.

                                   ALLSTATE INSURANCE COMPANY

                                   BY /s/ Casey J. Sylla
                                       ------------------
                                     Name:  Casey J. Sylla
                                     Title:  Senior Vice President and
                                             Chief Investment Officer

                                   INTRAMERICA LIFE INSURANCE COMPANY

                                   BY /s/ Kevin R. Slawin
                                       -------------------
                                     Name:  Kevin R. Slawin
                                     Title: Vice President

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                                    EXHIBIT A

                 INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS

Allstate will have full discretion to invest and reinvest the funds made available to it for that purpose by ILIC as follows:

INVESTMENT OBJECTIVES

ILIC's investment objective is to obtain as high a level of current interest income as is consistent, in the view of Allstate, with preservation of investment capital. There are market risks inherent in all investments in securities, and there can be no assurance that Allstate will achieve this objective. The primary objective of preserving capital will preclude realization of the highest available income yields.

INVESTMENT POLICIES

Allstate will seek to achieve the above-stated objective by investing in a diversified portfolio of securities. In selecting securities for this portfolio, Allstate will seek the highest available yields consistent with the rating standards and other policies stated herein.
Portfolio securities will be selected pursuant to the following fundamental investment policies:

1. CASH BALANCES. Cash balances occurring pending permanent investment will be invested in high grade, corporate commercial paper. The corporate paper must have the highest rating by one or more of the nationally recognized rating

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     organizations. Other acceptable short-term investments include U.S.
     Treasury bills and notes, certificates of deposit, time deposits, bankers acceptances and money market funds.

2. CORPORATE BONDS. The purchases of corporate bonds will include bonds, notes, debentures and other evidences of indebtedness issued, assumed or guaranteed by a corporation incorporated under the laws of the United States of America, of any state, district or territorial possession thereof or of the Dominion of Canada or any province thereof; provided that the bonds are rated class 1 or 2 by the Securities Valuation Office ("SVO") of the National Association of Insurance Commissioners ("NAIC").

3. GOVERNMENT OBLIGATIONS. The purchase of government obligations will include bonds, notes, bills and other evidences of indebtedness issued, assumed or guaranteed by the U.S. Government, its agencies or instrumentalities or of any state or municipality thereof or of the Dominion of Canada or any province thereof; provided the bonds are rated class 1 or 2 by the SVO of the NAIC.

4. MORTGAGE-BACKED SECURITIES. The purchase of mortgage-backed securities will include obligations issued by:

     A. The Government National Mortgage Association (GNMA)
     B. The Federal National Mortgage Association (FNMA)
     C. The Federal Home Loan Mortgage Corporation (FHLMC)
     D. FHA and VA insured or guaranteed loans, or any other government guaranteed loans.

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5.   EQUITY SECURITIES. Equity securities are defined to include preferred stocks, mutual funds shares or common stocks which are traded on a national stock exchange, provided that the preferred stocks are rated class 1 or 2 by the SVO of the NAIC.

INVESTMENT RESTRICTIONS

In the course of its investment management activity for ILIC, Allstate MAY NOT engage in or execute transactions in any of the following:
1.   Borrow money for any purpose on behalf of ILIC.
2.   Pledge, mortgage or hypothecate the assets of ILIC.
3. Purchase the securities of any non-government issuer if, as a result, more than 10% of the total assets of the portfolio would be invested in the securities of the issuer.
4. Invest more than 25% of the portfolio, measured at the time of investment, in a single industry. For the purpose of this restriction, mortgage-backed securities do not constitute an industry.
5.   Enter into any investment which would violate the New York Insurance Law.

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6.   Purchase or sell investments, other than portfolio investments listed in policies 1 through 5 under Investment Policies above, without the prior written approval of ILIC.

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                                   Appendix A

CONTACT PERSON(S) FOR ALLSTATE:

(a)  If to Allstate, to:

               Allstate Insurance Company
               3075 Sanders Road
               Northbrook, Illinois 60062-7127
               Attention: Investment Law (Suite G5A)
               Phone: (847) 402-6146
               Facsimile: (847) 402-6649

          with concurrent copy to:

               Allstate Insurance Company
               3075 Sanders Road
               Northbrook, Illinois  60062-7127
               Attention: Investment Department (Suite G3A)
               Phone: (847) 402-7633
               Facsimile: (847) 402-3092

CONTACT PERSON(S) FOR ILIC:

               Intramerica Life Insurance Company
               c/o Charter National Life Insurance Company
               8301 Maryland Avenue
               St. Louis, Missouri  63101
               Attention: Sales Miller
               Phone: (314) 451-4526
               Facsimile: (847) 725-7191